UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

SCHEDULE 14A INFORMATION REQUIRED IN PROXY STATEMENT
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

Aztar Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

Joe C. Cole

(4)	Date Filed:

March 27, 2003

2390 East Camelback Road, Suite 400

Phoenix, Arizona 85016

April 1, 2003

Dear Fellow Shareholder:

      You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Aztar Corporation to be held on Thursday, May 15, 2003 at The Ritz Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona, at 11:00 a.m. local time.

      The principal business of the Annual Meeting will be the election of two directors to serve individual terms. As more fully described in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR the election of the Board’s nominees. Each of these nominees is currently a director of Aztar and has provided dedicated service to the Company.

      Your vote is most important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. This will not prevent you from voting in person at the Annual Meeting or at any adjournment or postponement thereof, but will assure that your vote is counted if you are unable to attend.

      As in past years, members of the Company’s management will review the performance and prospects of the Company at the Annual Meeting and will be available to answer your questions. Your Board of Directors and Management look forward to greeting personally all of you who are able to attend.

      On behalf of your Board of Directors, thank you for your continued support.

Sincerely,

Paul E. Rubeli
Chairman of the Board
and Chief Executive Officer

2390 East Camelback Road, Suite 400

Phoenix, Arizona 85016

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2003

To the Shareholders of Aztar Corporation:

      Notice is hereby given that the 2003 Annual Meeting of Shareholders (the “Meeting”) of Aztar Corporation, a Delaware corporation (“Aztar”) will be held at The Ritz Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona, at 11:00 a.m. on Thursday, May 15, 2003, for the purpose of considering and voting upon the following proposals:

1. To elect two Directors to serve until the 2006 Annual Meeting of Shareholders or until their successors are elected and qualified;

2. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

      NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

      Pursuant to Aztar’s By-Laws, the Board of Directors has fixed Thursday, March 20, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments or postponements thereof. Only holders of Aztar’s common stock at the close of business on that date are entitled to notice of, and to vote at, the Meeting or at any adjournments or postponements thereof.

      Aztar’s Board of Directors and Management cordially invite you to attend the Meeting. In addition, you are requested to sign and date the enclosed proxy card, which is solicited by the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope. The proxy will not be used if you attend and vote at the Meeting in person.

By Order of the Board of Directors

Nelson W. Armstrong, Jr.
Secretary

Approximate date of mailing to shareholders:

April 1, 2003

I M P O R T A N T

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL PROMPTLY YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

GENERAL
VOTING AND REVOCABILITY OF PROXIES
ELECTION OF DIRECTORS OF THE COMPANY
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND DIRECTORS AND OFFICERS
THE BOARD AND ITS COMMITTEES
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE
COMPARATIVE STOCK PRICE PERFORMANCE GRAPH
SHAREHOLDER PROPOSALS AND OTHER MATTERS

PROXY STATEMENT

OF
AZTAR CORPORATION

2390 East Camelback Road, Suite 400

Phoenix, Arizona 85016

ANNUAL MEETING OF SHAREHOLDERS

May 15, 2003

GENERAL

      This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors of Aztar Corporation (“Aztar” or the “Company”), to be used at the 2003 Annual Meeting of Shareholders of Aztar and at any adjournments or postponements thereof (the “Meeting”). The Meeting will be held at The Ritz Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona, on Thursday, May 15, 2003, at 11:00 a.m. This Proxy Statement, together with the accompanying Notice of Annual Meeting and Proxy Card, are being first mailed to shareholders on or about April 1, 2003.

VOTING AND REVOCABILITY OF PROXIES

      March 20, 2003, has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Meeting. Only holders of shares of Aztar’s common stock, par value $.01 per share (“Common Stock”), at the close of business on that date are entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof. As of March 20, 2003, there were 35,621,279  shares of Common Stock outstanding. Holders of Common Stock as of the close of business on the Record Date are entitled to one vote per share, subject to the provisions of the Company’s Certificate of Incorporation.

      Proxies solicited by the Board of Directors of the Company that are properly executed and returned to the Company will be voted at the Meeting, or at any adjournments or postponements thereof, in accordance with the directions given thereon. Executed proxies on which no directions are indicated will be voted FOR Proposal 1 (the election of the Company’s nominees as directors). If any other matters are properly brought before the Meeting, the proxies solicited by the Board of Directors will be voted on such matters as determined in accordance with the judgment of the persons named thereon. Other than the election of two directors to the Board of Directors, the Board of Directors is not currently aware of any other matters to be brought before the Meeting.

      The presence in person or by proxy of the holders of record of a majority of the shares of Common Stock issued and outstanding is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes (i.e., where a broker does not have discretionary authority to vote the shares on a beneficial owner’s behalf) will each be included in the determination of the number of shares present for quorum purposes. If a quorum is not present or represented at the Meeting, the shareholders entitled to vote, present or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented. Assuming a quorum is present, directors will be elected by a plurality of the votes cast at the Meeting.

      A vote FOR the Board of Directors’ nominees on the accompanying Proxy Card will give the proxies named therein discretionary authority to vote with respect to the election of any person recommended by the Board of Directors as a director where the nominee is unable or unavailable to serve (an event not now anticipated).

      Execution of a Proxy Card will not affect your right to attend the Meeting and to vote in person. A shareholder executing a proxy may revoke such proxy at any time before it is voted by (i) filing a written notice of revocation with the Secretary of the Company at the address provided above, (ii) filing a duly executed proxy bearing a later date or (iii) attending and voting in person at the Meeting. Attendance at the Meeting without voting thereat will not revoke a proxy previously executed and duly submitted by you.

      Regardless of the number of shares of Common Stock owned, it is important that shareholders be represented by proxy or in person at the Meeting. Shareholders are requested to vote by completing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope.

ELECTION OF DIRECTORS OF THE COMPANY

Nominees for Election as Directors

      Pursuant to the Company’s Certificate of Incorporation, the Board of Directors consists of not less than five nor more than thirteen Directors and is divided among three classes of members holding three-year staggered terms, with each class as nearly equal in number as possible. A class of two directors will be elected at the Meeting to serve until the 2006 Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

      The Company’s Board of Directors has nominated the following two individuals to serve as directors: Linda C. Faiss and Robert M. Haddock, both of whom are currently members of the Board. Each of the Board of Directors nominees has consented to being named in this Proxy Statement and to serve as a director if elected. However, if for any reason any Board nominee should become unable or unavailable to serve as a director, the persons named in the enclosed proxy may vote with discretionary authority for a substitute. The enclosed proxy cannot be voted for a greater number of persons than two. The Board of Directors intends to vote all of the shares for which it is given proxies, to the extent permitted thereunder, FOR the election of the Board’s nominees.

      The table below includes certain information as of March 1, 2003, regarding the two nominees of the Board of Directors and also regarding the other five Directors whose terms of office will continue after the Meeting.

Name, Age, and		Year First
Year Present	Principal Occupations (1998-Present) and Certain	Became a
Term Expires	Other Directorships Presently Held	Director(1)

Nominees
Linda C. Faiss, 60 (2003)	Co-owner and President, Faiss Foley Merica LLC (public relations and government affairs).	1997

Robert M. Haddock, 58 (2003)	President and Chief Financial Officer of the Company since May 2002, previously Executive Vice President and Chief Financial Officer of the Company.	1989

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE BOARD’S NOMINEES FOR ELECTION AS DIRECTORS.

Other Directors
John B. Bohle, 59 (2005)	Independent Consultant (executive recruiting services); formerly Senior Vice President and Partner of Ray & Berndtson.	1992

Frank J. Brady, 56 (2004)	Retired; formerly Audit Partner, Ernst & Young LLP.	2002	(2)

Gordon M. Burns, 50 (2004)	Private Investor; formerly President of TECSEC Inc. (software company) 2001-2002; President of Katama Capital (investment firm) 1998-2001.	1998

Name, Age, and		Year First
Year Present	Principal Occupations (1998-Present) and Certain	Became a
Term Expires	Other Directorships Presently Held	Director(1)

Paul E. Rubeli, 59 (2005)	Chairman and Chief Executive Officer of the Company since May 2002, previously Chairman, President and Chief Executive Officer of the Company.	1985

John A. Spencer, 54 (2005)	Retired; formerly Executive Vice President and Chief Financial Officer, Del Webb Corporation.	2002 (2)

(1)	Aztar Corporation was incorporated in Delaware in June 1989 to operate the gaming business of Ramada Inc. (“Ramada”) after the restructuring of Ramada (the “Restructuring”), which was completed on December 20, 1989. All members of the Board of Directors of Ramada as composed at the conclusion of the Restructuring, with one exception, became members of the Aztar Board of Directors at the incorporation of the Company. The terms of Directors set forth above include, for Mr. Rubeli, periods of service as a Director of Ramada.

(2)	Mr. Frank J. Brady and Mr. John A. Spencer were appointed to the Board of Directors on November 18, 2002.

Section 16(A) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act and regulations of the Securities and Exchange Commission require that the executive officers, directors, and persons who beneficially own more than 10 percent of the Common Stock of the Company, as well as certain affiliates of those persons, file initial reports of ownership and transaction reports covering any changes in ownership with the SEC and the New York Stock Exchange. SEC regulations require these persons to furnish the Company with copies of all reports they file pursuant to Section 16(a). The Company offers assistance with the preparation and filing of these reports. Based solely upon a review of the copies of the reports, the Company believes that during fiscal 2002, all filing requirements applicable to the executive officers and directors were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

HOLDERS AND DIRECTORS AND OFFICERS

5% Beneficial Owners

      Persons and groups owning in excess of 5 percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to applicable federal securities law. Based upon such reports, the table below sets forth certain information regarding beneficial owners of more than 5 percent of the Common Stock as of February 15, 2003. The Company knows of no other beneficial owner of more than 5 percent of its outstanding Common Stock.

	Shares of Common Stock	Percent of
Name of Beneficial Owner	Beneficially Owned*	Class*

AXA	2,127,254	5.7
25, Avenue Matignon
75008 Paris France

Barclays Global Investors, NA	2,423,777	6.5
Barclays Global Fund Advisors
45 Fremont Street
San Francisco, CA 94105

Franklin Resources, Inc.	3,461,600	9.3
One Franklin Parkway
San Mateo, CA 94403

	Shares of Common Stock	Percent of
Name of Beneficial Owner	Beneficially Owned*	Class*

Gabelli Funds, Inc.	3,808,582	10.3
One Corporate Center
Rye, NY 10580

Wellington Management Company, LLP	1,933,900	5.2
75 State Street
Boston, MA 02109

*	As reported in AXA’s Schedule 13G, dated February 12, 2003; Barclays Global Investors, NA and Barclays Global Fund Advisors’ Schedule 13G, dated February 10, 2003; Franklin Resources, Inc.’s Schedule 13G, dated February 12, 2003; Gabelli Funds, Inc.’s Schedule 13D (Amendment No. 13), dated April 25, 2002; and Wellington Management Company, LLP’s Schedule 13G, dated February 14, 2003.

Directors and Executive Officers

      The table below sets forth certain information regarding Directors’ and executive officers’ beneficial ownership of Common Stock as of March 1, 2003.

	Shares of Common Stock	Percent of
	Beneficially Owned*	Class

Directors
John B. Bohle	26,000	**
Frank J. Brady	5,000	**
Gordon M. Burns	20,000	**
Linda C. Faiss	26,000	**
Robert M. Haddock	726,001	2.0
Paul E. Rubeli	1,211,343	3.4
John A. Spencer	10,000	**

Named Executive Officers
Nelson W. Armstrong, Jr.	60,667	**
Neil A. Ciarfalia	66,001	**
Meridith P. Sipek	20,501	**
All Directors and Executive Officers as a group (11 persons)	2,253,653	6.3

*	Including, for Mr. Bohle 25,000 shares, for Mr. Brady 5,000 shares, for Mr. Burns 20,000 shares, for Mrs. Faiss 26,000 shares, and for Mr. Spencer 5,000 shares, which they may acquire by the exercise of stock options within 60 days; for Messrs. Haddock, Rubeli, Armstrong, Ciarfalia and Sipek, 725,001, 1,113,000, 59,667, 60,001 and 20,001 shares, respectively, which they may acquire by the exercise of stock options within 60 days; and for the Directors and executive officers as a group (11 persons), 2,116,671 shares, which they may acquire by the exercise of stock options within 60 days.

**	Less than 1% of the outstanding shares of Common Stock.

THE BOARD AND ITS COMMITTEES

      The Board has standing Audit, Compensation and Stock Option, Executive, Finance and Nominating committees. The current membership of the committees is as follows, with the chairman of each committee listed first. Mr. Robert S. Rosow, who passed away on February 8, 2003, had been the Chairman of the Audit Committee and a member of both the Compensation and Stock Option Committee and the Finance Committee. Mr. Brady was appointed Chairman of the Audit Committee on February 26, 2003.

Compensation and
Audit	Stock Option	Executive	Finance	Nominating

Frank J. Brady	Gordon M. Burns	Paul E. Rubeli	Robert M. Haddock	John B. Bohle
John B. Bohle	Linda C. Faiss	Robert M. Haddock	John B. Bohle	Gordon M. Burns
Gordon M. Burns		Linda C. Faiss		Linda C. Faiss
Linda C. Faiss
John A. Spencer

      The Audit Committee is responsible for reviewing the audit’s scope and timing and the fee arrangements with Aztar’s independent public accountants; reviewing the audit findings and other financial data submitted by both the Company’s internal auditors and its independent public accountants; and presenting such findings to the Board.

      The Compensation and Stock Option Committee’s responsibilities include reviewing the executive compensation programs for Aztar’s senior executive officers, including their salary and bonus arrangements, and administering the Company’s Stock Option and Incentive Plans, the nonqualified retirement plan(s) and the Nonemployee Directors Stock Option Plans.

      The Executive Committee may act for the full Board of Directors in situations in which the Board delegates such authority to the Executive Committee or in situations in which the Executive Committee finds that emergency circumstances justify expedited action.

      The Finance Committee’s responsibilities include reviewing the various financial activities of the Company and presenting its findings to the Board.

      The Nominating Committee’s duties are to nominate persons for election or re-election to the Board of Directors. The Nominating Committee may consider proposed nominees for Directors whose nominations are forwarded by shareholders to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

      During the calendar year 2002 the Board of Directors held seven meetings. The Audit Committee held seven meetings, the Compensation and Stock Option Committee held three meetings, the Executive Committee held one meeting, the Nominating Committee held two meetings, and there were no meetings of the Finance Committee. No Director attended less than 75 percent of the meetings of the Board and committees of which he/she was a member.

EXECUTIVE COMPENSATION

      The following table sets forth the annual compensation paid and accrued by the Company for services rendered during each fiscal year presented, for the chief executive officer and the next four most highly compensated executive officers of the Company (the “Named Executive Officers”).

Summary Compensation Table

				Long-Term
				Compensation
				Awards
		Annual Compensation
				Securities	All Other
	Fiscal	Salary	Bonus	Underlying	Compensation
Name and Principal Position	Year	($)	($)	Options(#)(1)	($)(2)

Paul E. Rubeli	2002	785,708	699,577	150,000	5,000
Chairman of the Board and	2001	733,400	652,500	150,000	4,250
Chief Executive Officer	2000	707,342	629,048	150,000	3,564
Robert M. Haddock	2002	538,362	476,965	125,000	5,000
President and	2001	503,400	445,500	125,000	4,250
Chief Financial Officer	2000	487,996	431,636	125,000	3,564
Nelson W. Armstrong, Jr.	2002	203,615	117,849	20,000	5,000
Vice President,	2001	194,262	112,237	20,000	4,250
Administration, and Secretary	2000	185,308	80,148	20,000	3,551
Neil A. Ciarfalia	2002	185,808	107,165	20,000	5,000
Treasurer	2001	177,254	102,032	20,000	4,250
	2000	169,100	72,855	20,000	3,538
Meridith P. Sipek	2002	185,808	107,165	20,000	5,000
Controller	2001	177,254	102,032	20,000	4,250
	2000	169,100	72,855	20,000	3,555

(1)	Grants of nonqualified stock options under the Aztar Corporation 1999 Employee Stock Option and Incentive Plan (the “1999 Plan”).

(2)	Commencing July 1, 1997, the Company initiated a limited matching contribution to its defined contribution savings plan based on eligible compensation. The Named Executive Officers participate in the plan. The amounts credited to the Named Executive Officers’ accounts in 2002 were $5,000 for Mr. Rubeli; $5,000 for Mr. Haddock; $5,000 for Mr. Armstrong; $5,000 for Mr. Ciarfalia; and $5,000 for Mr. Sipek. The Named Executive Officers are one hundred percent vested in the plan. Under the provisions of the Aztar Employee Stock Ownership Plan (the “Aztar ESOP”) and subject to compensation limits and plan eligibility, shares of Aztar’s Series B ESOP Convertible Preferred Stock were allocated to the Named Executive Officers’ accounts in 2000. In addition, a small cash allocation was also made in 2000. No such allocations were made in 2001 and 2002.

Stock Options Granted in Last Fiscal Year Table

      The following table reflects certain information regarding nonqualified stock options granted in the last fiscal year to the Named Executive Officers.

	Individual Grants

		Percent of
		Total
	Number of	Options
	Securities	Granted to	Exercise
	Underlying	Employees	or Base		Grant Date
	Options	in Fiscal	Price	Expiration	Present
Name	Granted(#)(1)	Year	($/sh)(2)	Date	Value($)(3)

Paul E. Rubeli	150,000	24.6	22.15	5/8/12	1,629,795
Robert M. Haddock	125,000	20.5	22.15	5/8/12	1,358,163
Nelson W. Armstrong, Jr.	20,000	3.3	22.15	5/8/12	217,306
Neil A. Ciarfalia	20,000	3.3	22.15	5/8/12	217,306
Meridith P. Sipek	20,000	3.3	22.15	5/8/12	217,306

(1)	All options were granted under the 1999 Plan. Options vest annually over a three-year period, and vesting accelerates under the change of control provisions of the 1999 Plan.

(2)	Exercise price equals the fair market value of the Common Stock on the date of grant.

(3)	The value has been calculated using the Black-Scholes stock option valuation methodology. The model assumed a stock price volatility factor of .50, a risk-free interest rate of 4.73% and no dividends. The options have an exercise period of ten years; however, the estimated effective option life for each person is five years from the date of the grant.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Value Table

      The following table sets forth for the Named Executive Officers the aggregate number of option exercises and the value realized on such options exercised, and the aggregate number of exercisable and unexercisable options held at fiscal year-end and the value of such options.

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Shares		Options/SARs	Options/SARs
	Acquired	Value	at FY-End(#)	at FY-End($)(2)
Name	on Exercise(#)	Realized($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable

Paul E. Rubeli	-0-	-0-	1,113,000/300,000	6,936,438/266,625
Robert M. Haddock	200,000	3,170,000	725,001/249,999	3,916,565/222,185
Nelson W. Armstrong, Jr.	-0-	-0-	59,667/39,999	248,918/35,548
Neil A. Ciarfalia	20,000	276,500	60,001/39,999	333,402/35,548
Meridith P. Sipek	18,333	217,079	20,001/39,999	45,902/35,548

(1)	The value realized is calculated by multiplying (A) the number of securities underlying such options by (B) the difference between (i) the fair market value of the Common Stock on the date of exercise and (ii) the option exercise price.

(2)	The value of the unexercised in-the-money options is calculated by multiplying (A) the number of securities underlying such options by (B) the difference between (i) the closing price of the Common Stock on the New York Stock Exchange at fiscal year-end (January 2, 2003) and (ii) the option exercise price.

Supplemental Retirement Plans

      In connection with the Restructuring, the Company assumed certain of the obligations of Ramada for a deferred compensation program designed to provide supplementary retirement benefits to certain executive officers and to certain key employees. Certain of the executive officers of the Company participated in the deferred compensation program. The maximum available benefit (payable over 15 years commencing with the participant’s retirement at or after age 65) is 15% of his expected salary at age 65 (determined by assuming annual increases in salary at the time of electing to participate at the compounded rate of 6%). As a result of the Restructuring completed in 1989, participants are fully vested in their accrued benefits. The annual benefits payable upon retirement at age 65 are $124,504 for Mr. Rubeli; $85,944 for Mr. Haddock; $42,069 for Mr. Armstrong; and $40,944 for Mr. Sipek.

      The Company has a Nonqualified Retirement Plan for Senior Executives to supplement the retirement income for certain executives selected at the discretion of the Board of Directors. The non-funded plan provides that such an executive upon retirement at age 65 will receive annually 50% of the average of the last five full years of compensation from the Company less any amounts received under an Aztar tax-qualified defined benefit plan and primary Social Security. The Company established a Trust, effective January 3, 2003, to provide a source of funds to assist it in meeting its obligations under the Plan. Messrs. Rubeli and Haddock are participants in the Plan and the estimated annual benefits payable upon retirement at age 65 based on actuarial assumptions are $700,149 for Mr. Rubeli and $499,120 for Mr. Haddock.

      The Company established a second Nonqualified Retirement Plan, effective January 3, 2003, to supplement the retirement income of certain executive officers with long-term service to the Company, selected at the discretion of the Compensation and Stock Option Committee of the Board of Directors. The non-funded plan provides that such an executive upon retirement at age 65 will receive annually 35% of the average of the last five full years’ salary from the Company. Messrs. Armstrong and Sipek are participants in the plan and the estimated annual benefits payable upon retirement at age 65 based on actuarial assumptions are $76,392 for Mr. Armstrong and $88,661 for Mr. Sipek.

Severance Agreements

      In connection with the Restructuring, the Company has assumed the obligations of Ramada under the severance agreements (the “Severance Agreements”) with Messrs. Rubeli, Haddock, Armstrong and Sipek and certain other key employees. The Severance Agreements set forth the terms and conditions of each such executive’s termination of employment with the Company following a “change in control”. Subsequently, the Severance Agreements were rewritten as Aztar Agreements, and Mr. Ciarfalia received a similar “change in control” agreement. The Severance Agreements provide for the payment of severance benefits to the executive officer if his employment is terminated either by the Company without “cause” (as defined) or by the executive with “good reason” (as defined), which includes the assignment to the executive of duties inconsistent with his prior status or a reduction in his base salary or benefits. Upon such termination with respect to any of the executives, the benefits described below would become payable to such executives.

      In the case of Messrs. Rubeli and Haddock, severance benefits consist of a lump-sum cash payment, payable within 13 days after termination of employment, equal to three times the sum of the executive’s annual base salary plus the average bonuses awarded to him in the three years preceding termination of employment, cash-out of outstanding options and vesting and distribution of any restricted stock. The other executive officers would receive twice the sum of their annual base salary plus average bonus, plus the other described benefits. The Company would also maintain employee insurance benefits plans in effect for the executives’ continued benefit, or provide substantially equivalent benefits, for two years. Except in the case of the severance benefits of Messrs. Rubeli and Haddock, the amount of the severance benefits is limited to the amount that would be deductible by the Company under the federal tax laws. Based upon current salary levels, the appropriate lump-sum cash payment that would be payable under the Severance Agreements to Messrs. Rubeli, Haddock, Armstrong, Ciarfalia and Sipek if their employment is terminated, excluding any payment relating to stock options or restricted stock, would be $4,406,325 for Mr. Rubeli; $3,014,301 for Mr. Haddock; $635,222 for Mr. Armstrong; $579,434 for Mr. Ciarfalia, and $579,434 for Mr. Sipek.

Compensation of Directors

      Directors who are not full-time employees of the Company are each paid $40,000 per year and are reimbursed for any expenses incurred in attending Directors’ meetings. In addition, each such nonemployee Director receives a fee of $1,500 for each Directors’ meeting attended and $1,000 for each committee meeting attended; committee chairpersons receive an additional $750 for each committee meeting attended.

      In addition, the 2000 Nonemployee Directors Stock Option Plan (the “Plan”) originally provided for a grant of options to purchase 5,000 shares of common stock when a nonemployee Director is first appointed to the Board, and, thereafter, an annual grant of options to purchase 3,000 shares. The Plan was amended on December 5, 2001 to provide that incumbent nonemployee Directors would, in lieu of annual grants, receive a one-time grant, on May 10, 2002, of an option to purchase 30,000 shares of common stock, of which 6,000 shares vested immediately upon grant and, subject to continued service as a member of the Board, the remaining 24,000 shares vest in equal installments on each of the next four anniversary dates of the grant. Under the amended Plan, new nonemployee Directors will be eligible for an initial option grant, to purchase 5,000 shares of common stock (immediately vested upon grant) upon appointment to the Board and an additional one-time stock option grant, to be made on the day after the Annual Meeting of Shareholders that next follows such nonemployee Director’s appointment to the Board, to purchase a number of shares to be determined by the date of that Annual Meeting as follows: 2003 — 24,000 shares; 2004 — 18,000 shares; 2005 — 12,000 shares; and 2006 — 6,000 shares respectively. Such options will fully vest by the 2006 anniversary grant date as follows: (i) 6,000 shares immediately vest upon grant and (ii) subject to continued service as member of the Board, the remaining shares vest in equal installments on each of the following anniversary dates through the 2006 anniversary date. The exercise price on all grants will equal the market price of the common stock on the grant date.

Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended 2002, the Compensation and Stock Option Committee (the “Compensation Committee”) was comprised of Mrs. Faiss and Messrs. Burns and Rosow. Mr. Rosow had been a member of the Committee until his death on February 8, 2003. No member of the Compensation Committee of the Company’s Board of Directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or its Compensation Committee.

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

COMPENSATION COMMITTEE REPORT

      During the Company’s last fiscal year the Compensation Committee held three meetings. The functions performed by the Compensation Committee include reviewing the executive compensation programs for the senior executive officers, including their salary and bonus arrangements, and administering the Company’s Stock Option and Incentive Plans, the nonqualified retirement plan(s) and the Nonemployee Directors Stock Option Plans.

Compensation Policies for the Chief Executive Officer and the Other Executive Officers

      Upon the commencement of operations of Aztar, the Compensation Committee, in conjunction with outside consultants, studied various executive compensation practices of companies of a similar size and of companies in the same industry. The Compensation Committee concluded that an appropriate compensation package for the chief executive officer and the senior management group should be comprised of a base salary, an annual incentive bonus based on the Company’s financial performance, and equity-related incentives. The Compensation Committee believed that such a package would compensate executives in a manner that rewarded both current performance and long-term performance and would provide the executive with a financial interest in the success of the Company similar to the interests of the Company’s Shareholders.

      The bonus plans are based on the degree to which the Company meets certain goals set by the Compensation Committee based on the annual profitability of the Company defined as earnings before interest, taxes, depreciation, amortization and rent. Bonuses may not exceed stated maximum percentages of base salaries (up to 90% for the chief executive officer). The Compensation Committee in its discretion may award up to the maximum bonus available to a specific officer(s) under the plan, based on subjective factors such as outstanding performance by an officer in his specific area of responsibility. Bonuses, if earned, are payable as soon as practicable after each fiscal year-end.

      The executive compensation policies and procedures that were established upon the commencement of operations of the Company have remained constant. The Compensation Committee may periodically engage outside consultants to provide updated information on compensation practices in general as well as in the industry.

      Based on the Company’s 2002 earnings, as compared to the pre-established targets, certain levels of earnings were achieved and the bonuses were accrued as earned under the 2002 bonus plan year.

      During 2002, the Compensation Committee authorized the engagement of a human resource consulting firm to review the aspects of establishing a nonqualified retirement plan for certain executive officers with long terms of service to the Company. Based on the results of the study, the Compensation Committee recommended to the Board of Directors that a plan be established. The Board of Directors adopted the plan, effective January 3, 2003.

Section 162(m) Policy

      Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds one million dollars per officer in any one year.

      As a result of the chief executive officer’s bonuses for the 1998, 1999, 2000, 2001 and 2002 bonus plan years (paid in 1999, 2000, 2001, 2002 and 2003), his 1999, 2000, 2001 and 2002 compensation exceeded the limits on deductibility set forth in Section 162(m). The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to review this issue.

By Compensation and Stock Option Committee

Gordon M. Burns
Linda C. Faiss

INDEPENDENT PUBLIC ACCOUNTANTS

      The Company’s independent public accounting firm is PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will be available to respond to appropriate questions from the Company’s Shareholders. The representatives will have an opportunity to make a statement at the Meeting if they desire to do so.

Audit Fees

      The Company was billed $394,180 for audit fees during the fiscal year 2002. Audit fees include fees for the audit of the Company’s annual consolidated financial statements, the fees associated with the audits of the separate annual financial statements of the Company’s five operating units as required by regulatory authorities and the fees for quarterly reviews of the consolidated results and the results of the five separate operating units.

Financial Information Systems Design and Implementation Fees

      The Company was not billed for any professional services related to financial information systems design and implementation.

All Other Fees

      The Company was billed $127,908 for additional professional services rendered during the fiscal year 2002.

      The Audit Committee of the Board of Directors has concluded that the provision of services covered under all other fees is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

AUDIT COMMITTEE

      The Board of Directors has adopted a written charter for the Audit Committee. The Company’s Common Stock is listed on the New York Stock Exchange (the “NYSE”) and per the NYSE listing standards, the Board of Directors has determined that all of the members of the Audit Committee are independent.

Audit Committee Report

      In performing its responsibilities, the Audit Committee has: reviewed and discussed the audited financial statements with management; discussed with PricewaterhouseCoopers LLP (“PWC”) (the independent auditors) the matters required to be discussed by SAS 61; received the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1 and discussed with PWC its independence; and, based on such review and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year (such fiscal year ending 1/2/03) for filing with the Commission.

By Audit Committee

Frank J. Brady
John B. Bohle
Gordon M. Burns
Linda C. Faiss
John A. Spencer

THE FOLLOWING PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

      The graph below compares the cumulative total stockholder return from January 1, 1998 to January 2, 2003, of the Company, the Russell 2000 Index, and the Dow Jones Casino Index (“DJCI”). The Company is a current participant in the Russell 2000 Index. The DJCI, a peer group index which tracks the performance of a number of companies in the casino industry, was reconstituted during the year 2000, and Aztar Corporation became a participant in the DJCI. The graph assumes an investment of $100 on January 1, 1998 in each of the Common Stock, the stocks comprising the Russell 2000 Index and the DJCI, respectively.

	AZR	Russell 2000	DJCI

1/1/1998	100.00	100.00	100.00
12/31/1998	79.35	96.55	70.04
12/30/1999	169.44	113.63	109.53
12/28/2000	202.78	113.05	118.75
1/3/2002	294.67	113.38	131.46
1/2/2003	227.27	89.83	147.71

SHAREHOLDER PROPOSALS AND OTHER MATTERS

      The cost of this solicitation will be borne by the Company. The solicitation of proxies will be made primarily by mail. Regular employees of the Company may solicit proxies by telephone or telegraph or in person. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals. The Company may reimburse persons holding shares in their names or those of their nominees for their expenses in sending proxies and proxy materials to principals. In addition, the Company has retained Mellon Investor Services LLC to assist in the solicitation of proxies at an estimated cost of $7,500.

      With respect to the delivery of documents to registered holders sharing an address, the Company has not solicited registered holders for authorization to deliver only one set of the proxy statement and related documents to multiple registered holders sharing one address, and therefore has not begun delivering single sets of documents to registered holders sharing an address. The Company has reviewed with its transfer agent the feasibility of eliminating mailing of multiple sets of shareholder materials to the same address and determined that eliminating such mailings would not be cost-effective because of the minimal number of qualifying households. Note: It has been brought to the Company’s attention that ADP, as part of its operating procedures for mailings to unregistered holders, has instituted householding policies via its standardized proxy card. The Company did not object.

      Unless otherwise required by law or the Company’s Certificate of Incorporation or By-Laws, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for approval of any matter other than the election of Directors which properly comes before the Meeting or any adjournments or postponements thereof. Under applicable Delaware law, in determining whether any such other matter has received the affirmative vote of the requisite number of shares of Common Stock, (i) abstentions will be counted and will have the same effect as a vote against such other matter, (ii) to the extent a broker does not exercise its discretionary authority provided by the applicable stock exchange rules with respect to such matter, such inaction will have the same effect as a vote against such other matter, and (iii) to the extent that applicable stock exchange rules do not provide the broker with discretionary authority with respect to such matter, broker non-votes will be excluded.

      As previously disclosed, the Company’s By-Laws require Shareholders who intend to nominate directors or propose new business at any Annual Meeting to provide advance notice of such intended action as well as certain additional information. This By-Law provision requires Shareholders to provide the Company with notice of their intent to nominate directors or to propose new business at an Annual Meeting not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. However, if the Annual Meeting is not held within 30 days of the anniversary date of the immediately preceding Annual Meeting, then Shareholders must provide advance notice to the Company within 10 days after notice or prior public disclosure of the Annual Meeting is given or made to Shareholders.

      The Company’s 2002 Annual Meeting was held on May 9, 2002, and the 2003 Annual Meeting is scheduled to be held on May 15, 2003, which is within 30 days of the anniversary date of the 2002 Annual Meeting. Accordingly, assuming the 2003 Annual Meeting is held as scheduled, notice of a proposed director nomination(s) or new business to be brought before the 2003 Annual Meeting must have been received in proper form on or after February 8, 2003, and on or prior to March 10, 2003. In addition, assuming the 2003 Annual Meeting is held as scheduled and the 2004 Annual Meeting of Shareholders is held within 30 days of May 15, 2004, notice of a proposed director nomination(s) or new business to be brought before the 2004 Annual Meeting must be received in proper form on or after February 15, 2004, and on or prior to March 16, 2004.

      In accordance with federal securities laws, proposals to be submitted by Shareholders for consideration at the Company’s next Annual Meeting and inclusion in the Company’s 2004 Proxy Statement must be received by the Company at its executive offices in Phoenix, Arizona, not later than December 3, 2003.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
AZTAR CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
MAY 15, 2003

     The undersigned hereby appoints Paul E. Rubeli and Nelson W. Armstrong, Jr., and each of them, with full power of substitution, attorneys and proxies, to represent and to vote all shares of Common Stock, par value $.01 per share (“Aztar Common Stock’’), of Aztar Corporation (“Aztar’’) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, May 15, 2003, at 11:00 a.m., local time, at The Ritz Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona (the “Meeting’’) and at any adjournments or postponements thereof, as directed on the reverse side of this proxy, with all powers the undersigned would possess if personally present at the Meeting.

THE BOARD OF DIRECTORS OF AZTAR RECOMMENDS A VOTE FOR PROPOSAL 1.

IF RETURNED CARDS ARE SIGNED AND DATED BUT NOT MARKED, YOU WILL BE DEEMED TO HAVE VOTED FOR PROPOSAL 1.

This proxy will be voted as directed on the reverse side. If no specifications are made, your shares will be voted FOR Proposal 1 — all nominees for director named above. In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the named proxies, or any substitute or substitutes, who shall be present and act at the Meeting (or if only one shall be present and act, then that one) shall have all the powers of the named proxies hereunder.

(Please sign on reverse side)

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THE BOARD OF DIRECTORS OF AZTAR RECOMMENDS A VOTE FOR PROPOSAL 1.	Please mark your votes as indicated in this example	☒

		FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees below
1.	The election as directors of all nominees listed below (except as marked to the contrary):	☐	☐

01 Linda C. Faiss 02 Robert M. Haddock

(to withhold authority to vote for any individual nominee, check the “FOR all nominees” box above and write that nominee’s name in the space provided below.)

2.	With discretionary power upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.

IF RETURNED CARDS ARE SIGNED AND DATED BUT NOT MARKED, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR PROPOSAL 1 AND TO HAVE APPOINTED THE PROXIES WHOSE NAMES APPEAR ON THE FACE HEREOF TO VOTE ON SUCH OTHER MATTERS AS MAY BE PROPERLY BEFORE THEM.

Proxies can only be given by shareholders of record on March 20, 2003: Please sign your name below exactly as it appears hereon. When shares of Aztar Stock are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Signature	Date

NOTE: (Please sign as name appears hereon. Joint Owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such.)

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